Exhibit 32.1

Section 1350 Certifications

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Gary D. Newsome and Kelly E. Curry, the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer, respectively, of Health Management Associates, Inc. (the “Company”), certify that (i) the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the Company’s financial condition and results of operations.

/s/ Gary D. Newsome
Gary D. Newsome
President and Chief Executive Officer
(Principal Executive Officer)
Date: November 3, 2010

/s/ Kelly E. Curry
Kelly E. Curry
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: November 3, 2010

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.